Exhibit 99.1

Lifetime Brands, Inc. Reports Third Quarter 2013 Results

Income from Operations Increases 58.1% on 11.0% Sales Gain

Annual Dividend Raised to $0.15 per Share

GARDEN CITY, NY, November 7, 2013 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the third quarter ended September 30, 2013.

Third Quarter Financial Highlights:

•	Consolidated net sales were $142.2 million in the quarter ended September 30, 2013; an increase of $14.1 million, or 11.0%, as compared to consolidated net sales of $128.1 million for the corresponding period in 2012. Consolidated net sales in the 2013 period included $4.8 million of net sales from Fred® & Friends, which was acquired in December 2012.

•	Gross margin was $51.3 million, or 36.0%, in the quarter ended September 30, 2013 as compared to $44.9 million, or 35.1%, for the corresponding period in 2012.

•	Income from Operations was $11.7 million, as compared to $7.4 million in the prior year’s quarter.

•	Net income was $1.1 million, or $0.08 per diluted share, in the quarter ended September 30, 2013, as compared to net income of $3.9 million, or $0.30 per diluted share, in the corresponding period in 2012.

•	Adjusted net income was $6.1 million, or $0.47 per diluted share, in the quarter ended September 30, 2013, as compared to adjusted net income of $5.1 million, or $0.40 per diluted share, in the corresponding period in 2012.

•	Consolidated EBITDA was $15.1 million, equal to 10.6% of consolidated net sales, in the quarter ended September 30, 2013, as compared to $11.6 million, or 9.0% of consolidated net sales, for the corresponding 2012 period.

•	Equity in earnings (losses), net of taxes, was $(5.5) million (including a charge of $5.0 million, net of tax, for the reduction in the fair value of the Company’s investment in Grupo Vasconia SAB) for the three months ended September 30, 2013, as compared to equity in earnings of $0.7 million for the three months ended September 30, 2012.

Nine Months Financial Highlights:

•	Consolidated net sales were $337.9 million in the nine months ended September 30, 2013; an increase of $5.9 million, or 1.8%, as compared to consolidated net sales of $332.0 million for the corresponding period in 2012. Consolidated net sales in the 2013 period included $12.1 million of net sales from Fred® & Friends, which was acquired in December 2012.

•	Gross margin was $123.9 million, or 36.7%, in the nine months ended September 30, 2013 as compared to $120.7 million, or 36.4%, for the corresponding period in 2012.

•	Income from Operations was $11.6 million, as compared to $12.8 million in the prior year’s nine months.

•	Net loss was $0.1 million, or $0.01 per diluted share, in the nine months ended September 30, 2013, as compared to net income of $5.8 million, or $0.45 per diluted share, in the corresponding period in 2012.

•	Adjusted net income was $4.4 million, or $0.34 per diluted share, in the nine months ended September 30, 2013, as compared to adjusted net income of $7.6 million, or $0.60 per diluted share, in the corresponding period in 2012.

•	Consolidated EBITDA was $22.5 million in the nine months ended September 30, 2013, as compared to $23.4 million for the corresponding 2012 period.

•	Equity in earnings (losses), net of taxes, was $(5.1) million (including a charge of $5.0 million, net of tax, for the reduction in the fair value of the Company’s investment in Grupo Vasconia SAB) for the nine months ended September 30, 2013, as compared to equity in earnings of $1.6 million for the nine months ended September 30, 2012.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

Lifetime’s businesses performed well in the quarter, contributing to increases in consolidated net sales, gross margin percentage, income from operations, adjusted net income and EBITDA margin. Our core kitchenware products category performed exceptionally well, reflecting the roll-out of new products and programs, as well as the inclusion of Fred® & Friends, which Lifetime acquired in December 2012. I am especially pleased that our Home Solutions product category, which had been a laggard over the past several quarters, rebounded smartly during the period.

Our outlook for the fourth quarter remains positive. Nevertheless, due to some concerns about the overall strength of the holiday shopping season and the types of products on which consumers will spend their money, we are reducing our sales guidance for the full year to an increase of 3% to 5%.

On October 31, 2013, the Board of Directors declared a cash dividend of $0.0375 per share payable on February 14, 2014 to shareholders of record on January 31, 2014.

Conference Call

The Company has scheduled a conference call for Thursday, November 7, 2013 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 703-6109 or (857) 244-7308, passcode #93858826. A replay of the call will also be available through Sunday, November 10, 2013 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #99948684. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends. Management uses this non-GAAP information as an indicator of business performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, CasaMōda®, Cuisine de France®, Fred®, Guy Fieri®, Hoffritz®, Kizmos™, Misto®, Mossy Oak®, Pedrini®, Roshco®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Elements®, Melannco®, Kamenstein® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$142,229	$128,050	$337,862	$332,030

Cost of sales	90,952	83,141	213,917	211,287

Gross margin	51,277	44,909	123,945	120,743

Distribution expenses	10,564	10,536	31,489	31,943
Selling, general and administrative expenses	28,941	25,893	80,499	74,935
Restructuring expenses	79	—	367
Intangible asset impairment	—	1,069	—	1,069

Income from operations	11,693	7,411	11,590	12,796

Interest expense	(1,280)	(1,271)	(3,591)	(4,644)
Loss on early retirement of debt	—	(1,015)	—	(1,363)

Income before income taxes and equity in earnings (losses)	10,413	5,125	7,999	6,789

Income tax provision	(3,869)	(1,930)	(2,993)	(2,612)
Equity in earnings (losses), net of taxes	(5,451)	695	(5,113)	1,616

NET INCOME (LOSS)	$1,093	$3,890	$(107)	$5,793

BASIC INCOME (LOSS) PER COMMON SHARE	$0.09	$0.31	$(0.01)	$0.46

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.08	$0.30	$(0.01)	$0.45

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

(unaudited)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,603	$1,871
Accounts receivable, less allowances of $4,777 at September 30, 2013 and $3,996 at December 31, 2011	93,177	97,369
Inventory	133,052	104,584
Prepaid expenses and other current assets	7,113	5,393
Deferred income taxes	3,384	3,542

TOTAL CURRENT ASSETS	239,329	212,759

PROPERTY AND EQUIPMENT, net	28,670	31,646
INVESTMENTS	36,163	43,685
INTANGIBLE ASSETS, net	55,822	57,842
OTHER ASSETS	2,557	2,865

TOTAL ASSETS	$362,541	$348,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving Credit Facility	$7,000	$7,000
Current portion of Senior Secured Term Loan	3,500	4,375
Accounts payable	33,968	18,555
Accrued expenses	39,599	33,354
Income taxes payable	—	3,615

TOTAL CURRENT LIABILITIES	84,067	66,899

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	19,192	21,565
DEFERRED INCOME TAXES	2,365	3,510
REVOLVING CREDIT FACILITY	58,103	53,968
SENIOR SECURED TERM LOAN	28,000	30,625

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 12,737,557 at September 30, 2013 and 12,754,467 at December 31, 2012	127	128
Paid-in capital	145,563	142,489
Retained earnings	29,314	33,849
Accumulated other comprehensive loss	(4,190)	(4,236)

TOTAL STOCKHOLDERS’ EQUITY	170,814	172,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$362,541	$348,797

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2013	2012
OPERATING ACTIVITIES
Net (loss) income	$(107)	$5,793
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for doubtful accounts	17	—
Depreciation and amortization	7,707	6,878
Deferred rent	(721)	(421)
Deferred income taxes	26	(687)
Stock compensation expense	2,131	2,131
Undistributed equity earnings (losses)	5,686	(1,201)
Loss on early retirement of debt	—	1,363
Intangible asset impairment	—	1,069
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	4,177	(13,170)
Inventory	(28,469)	(18,617)
Prepaid expenses, other current assets and other assets	(994)	(883)
Accounts payable, accrued expenses and other liabilities	20,266	10,642
Income taxes payable	(3,885)	(758)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,834	(7,861)

INVESTING ACTIVITIES
Purchases of property and equipment	(2,772)	(3,371)
Net proceeds from sale of property	7	15

NET CASH USED IN INVESTING ACTIVITIES	(2,765)	(3,356)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility, net of repayments	4,135	16,039
Proceeds from (repayment of) Senior Secured Term Loan	(3,500)	35,000
Repayment of Term Loan	—	(40,000)
Payments for stock repurchase	(3,229)	—
Proceeds from exercise of stock options	943	380
Cash dividend paid	(1,117)	(935)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,768)	10,484

Effect of foreign exchange on cash	431	(490)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	732	(1,223)
Cash and cash equivalents at beginning of period	1,871	2,972

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,603	$1,749

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the four quarters ended
September 30, 2013
Three months ended September 30, 2013	$15,067
Three months ended June 30, 2013	4,321
Three months ended March 31, 2013	3,079
Three months ended December 31, 2012	17,868

Total for the four quarters	$40,335

Consolidated EBITDA for the four quarters ended
September 30, 2012
Three months ended September 30, 2012	$11,568
Three months ended June 30, 2012	5,584
Three months ended March 31, 2012	6,222
Three months ended December 31, 2011	14,342

Total for the four quarters	$37,716

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Net income (loss) as reported	$1,093	$(568)	$(632)	$15,154
Subtract out:
Undistributed equity earnings (losses), net	5,452	480	(246)	(4,464)
Add back:
Income tax provision (benefit)	3,869	(477)	(399)	2,596
Interest expense	1,280	1,149	1,162	1,254
Depreciation and amortization	2,517	2,667	2,523	2,446
Stock compensation expense	738	722	671	662
Permitted acquisition related expenses	39	60	—	220
Restructuring Expenses	79	288	—	—

Consolidated EBITDA	$15,067	$4,321	$3,079	$17,868

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands - except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Net income as reported	$3,890	$559	$1,344	$5,419
Subtract out:
Undistributed equity earnings	(695)	(108)	(398)	(925)
Add back:
Income tax provision (benefit)	1,930	94	588	3,513
Interest expense	1,271	1,675	1,698	1,951
Loss on early retirement of debt	1,015	348	—	—
Intangible asset impairment	1,069	—	—	—
Depreciation and amortization	2,409	2,262	2,207	2,336
Stock compensation expense	679	754	698	690
Permitted acquisition related expenses	—	—	85	1,358

Consolidated EBITDA	$11,568	$5,584	$6,222	$14,342

Adjusted Net Income and Adjusted Diluted Income Per Share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income (loss) as reported	$1,093	$3,890	$(107)	$5,793
Adjustments:
Intangible asset impairment, net of tax	—	645	—	645
Loss on early retirement of debt, net of tax	—	612	—	822
Retirement benefit obligation expense, net of tax	—	—	—	268
Acquisition related expenses, net of tax	—	—	—	85
Restructuring expenses, net of tax	47	—	220	—
Impairment of Grupo Vasconia investment, net of tax	5,040		5,040
Grupo Vasconia recovery of value-added taxes	(68)	—	(740)	—

Adjusted net income	$6,112	$5,147	$4,413	$7,613

Adjusted diluted income per share	$0.47	$0.40	$0.34	$0.60